Exhibit 99.1

SolarWindow Adds Architectural and Manufacturing Expertise for Production of Electricity-Generating Glass Products

Scottsdale, AZ – July 30th 2019 – SolarWindow Technologies, Inc. (Symbol: WNDW; www.solarwindow.com), developer of transparent liquid coatings that convert ordinary glass into electricity-generating windows, is pleased to announce the appointment of Mr. Paul Devers and Mr. Paco Bono to its Advisory Board to advance process integration and the planned production of its electricity-generating glass products.

Mr. Bono is a second-generation glass manufacturing professional with extensive experience across North and South America, Europe, Asia and the Middle East. Mr. Paul Devers is co-founder of Cawley Architects, a firm with over 500 high-value projects in their portfolio, including numerous award-winning Platinum, Gold, and Silver-LEED certified buildings.

“As a practicing architect since 1977, I’ve witnessed many building innovations over the years,” stated Mr. Paul Devers.

“SolarWindow™ transparent electricity-generating windows, however, could easily rank amongst the greatest advancements to come along in many decades.

“The launch of the SolarWindow™ technology alone could transform the entire building industry as we know it, which is why I am so excited to be part of the Company.”

According to company modeling and independently-validated engineering estimates, a single SolarWindow™ installation on all four sides of a 50-story building, for example, could reduce electricity costs by as much as 50% per year.

SolarWindow is initially targeting the estimated 5.6 million commercial buildings in the U.S. market, which alone consume almost $150 billion in electricity annually.

With over 42 years of experience, Mr. Devers has provided senior architectural services for a wide range of clients and a variety of building types, including retail, industrial, hospitality, medical and office, the first market for the company’s electricity-generating glass.

Mr. Devers’ appointment follows the addition of Mr. Steve Horovitz, Mr. Bob Levine, and Mr. Gary Parmar to the Board of Directors. With approximately 5,000 real estate professionals in 120 offices, Mr. Levine is co-founder of one of the fastest growing real estate companies in the world.

Mr. Horovitz, a 25-year veteran of the real estate industry, has managed and marketed upwards of 3 million square feet of commercial, industrial and apartment properties. Mr. Parmar is a Chartered Professional Accountant and Partner of MNP, a leading Canadian national accounting, tax and business consulting firm with over 5,000 employees.

Mr. Paco Bono, appointed today, stated that “SolarWindow is a game changing technology and has the potential to completely revolutionize the glass industry."

Mr. Bono brings more than 20 years of international glass industry experience across all segments of the business, including solar, architectural and automotive glass. Presently, he is Vice President of International Development at LandGlass Technology, a global leader in the production of glass tempering furnaces and tempered vacuum insulated glass.

Mr. Bono joins Mr. Tim Widner on the SolarWindow Board of Advisors, a 20-year glass industry professional who has overseen the production of 300 million square feet of tempered glass and more than 30 million insulated glass units.

The company plans to continue expanding its roster of advisors, managers, and technical experts to advance towards the goal of manufacturing electricity-generating glass products.

About SolarWindow Technologies, Inc.

SolarWindow Technologies, Inc. (Symbol: WNDW; www.solarwindow.com) creates transparent electricity-generating liquid coatings. When applied to glass or plastics, these coatings convert passive windows into electricity-generating windows, which produce power under natural, artificial, low, shaded, and even reflected light conditions.

Targeting the estimated 5.6 million U.S. commercial buildings, which consume almost $150 billion in electricity annually, the company’s transparent electricity-generating windows could reduce energy costs by up to 50% and achieve a one-year financial payback for building owners, the industry’s fastest financial return, according to independently-validated company power and financial modeling.

For additional information, please call Briana Erickson at 800-213-0689.

Media Contact: media@solarwindow.com

Follow SolarWindow on Facebook: https://www.facebook.com/SolarWindowTechnologies

Follow SolarWindow on LinkedIn: https://www.linkedin.com/company/solar-window-technology/

Follow SolarWindow on Twitter: @solartechwindow

Receive future press releases: https://www.solarwindow.com/join-our-email-list/.

Full HTML text of this release: https://www.solarwindow.com/corporate/news-events/.

Power and Financial Model, and Electricity Cost Reductions Disclaimer

The company’s Proprietary Power Production & Financial Model (Power & Financial Model) uses photovoltaic (PV) modeling calculations, which are consistent with renewable energy practitioner standards for assessing, evaluating and estimating renewable energy for a PV project. The Power & Financial Model estimator takes into consideration building geographic location, solar radiation for flat-plate collectors (SolarWindow™ irradiance is derated to account for 360 degrees building orientation and vertical installation), climate zone energy use and generalized skyscraper building characteristics when estimating PV power and energy production, and carbon dioxide equivalents. Actual power, energy production and carbon dioxide equivalents modeled may vary based upon building-to-building situational characteristics and varying installation methodologies.

The company’s Power & Financial Model for SolarWindow™ electricity-generating coatings to potentially reduce electricity costs by as much as 50% per year must consider several factors that includes: energy demand; electrical energy rate structure; incorporating energy-efficient management strategies into the design, construction, and operation of the buildings; undertaking retrofits to improve the efficiency of existing buildings; incorporating renewable energy technologies for onsite energy production; and reducing site energy use through low-energy building technologies. Minimizing energy use through efficient building design and operation should be one of the most important criterion and highest priority of all energy offsetting programs.

Social Media Disclaimer

SolarWindow investors and others should note that we announce material information to the public about the company through a variety of means, including our website (https://www.solarwindow.com/investors), through press releases, SEC filings, public conference calls, via our corporate Twitter account (@solartechwindow), Facebook page (https://www.facebook.com/SolarWindowTechnologies) and LinkedIn page (https://www.linkedin.com/company/solar-window-technology/) in order to achieve broad, non-exclusionary distribution of information to the public and to comply with our disclosure obligations under Regulation FD. We encourage our investors and others to monitor and review the information we make public in these locations as such information could be deemed to be material information. Please note that this list may be updated from time to time.

Legal Notice Regarding Forward-Looking Statements

No statement herein should be considered an offer or a solicitation of an offer for the purchase or sale of any securities. This release contains forward-looking statements that are based upon current expectations or beliefs, as well as a number of assumptions about future events. Although SolarWindow Technologies, Inc. (the “Company” or “SolarWindow Technologies”) believes that the expectations reflected in the forward-looking statements and the assumptions upon which they are based are reasonable, it can give no assurance that such expectations and assumptions will prove to have been correct. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “could,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” or “project” or the negative of these words or other variations on these words or comparable terminology. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties, including but not limited to adverse economic conditions, intense competition, lack of meaningful research results, entry of new competitors and products, adverse federal, state and local government regulation, inadequate capital, unexpected costs and operating deficits, increases in general and administrative costs, termination of contracts or agreements, technological obsolescence of the Company's products, technical problems with the Company's research and products, price increases for supplies and components, litigation and administrative proceedings involving SolarWindow, the possible acquisition of new businesses or technologies that result in operating losses or that do not perform as anticipated, unanticipated losses, the possible fluctuation and volatility of the Company's operating results, financial condition and stock price, losses incurred in litigating and settling cases, dilution in the Company's ownership of its business, adverse publicity and news coverage, inability to carry out research, development and commercialization plans, loss or retirement of key executives and research scientists, changes in interest rates, inflationary factors, and other specific risks. There can be no assurance that further research and development will validate and support the results of our preliminary research and studies. Further, there can be no assurance that the necessary regulatory approvals will be obtained or that SolarWindow Technologies, Inc. will be able to develop commercially viable products on the basis of its technologies. In addition, other factors that could cause actual results to differ materially are discussed in the Company's most recent Form 10-Q and Form 10-K filings with the Securities and Exchange Commission. These reports and filings may be inspected and copied at the Public Reference Room maintained by the U.S. Securities & Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about operation of the Public Reference Room by calling the U.S. Securities & Exchange Commission at 1-800-SEC-0330. The U.S. Securities & Exchange Commission also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the U.S. Securities & Exchange Commission at http://www.sec.gov. The Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect the events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.